Exhibit 99.1

Fortress Transportation and Infrastructure Investors LLC Announces Tender Offer for 6.75% Senior Notes Due 2022

NEW YORK, Dec. 09, 2020 (GLOBE NEWSWIRE) -- Fortress Transportation and Infrastructure Investors LLC (NYSE:FTAI) (the “Company” or “FTAI”) announced today that it has commenced a cash tender offer to purchase up to $300 million of its 6.75% senior notes due 2022 (the “Notes”).

Information related to the Notes and the tender offer is set forth in the table below.
Security	CUSIP Nos.	ISINs	Outstanding Principal Amount	Maximum Tender Amount(1)	Early Tender Deadline	Tender Offer Consideration(2)	Early Tender Payment(3)	Total Consideration(2)(4)
6.75% Senior Notes due 2022	34960PA A9 / U3458LA A9	US34960PAA93 / USU3458LAA99	$700,000,000	$300,000,000	5:00 p.m., New York City time, December 22, 2020	$986.00	$30.00	$1,016.00

(1)          Subject to applicable law, the Maximum Tender Amount may be increased in the sole discretion of the Company.
(2)          Per $1,000 principal amount of Notes validly tendered and accepted for payment.
(3)          Per $1,000 principal amount of Notes validly tendered and not validly withdrawn prior to the Early Tender Deadline and accepted for payment.
(4)          Includes Tender Offer Consideration and Early Tender Payment.

The tender offer will expire at 11:59 p.m., New York City time, on January 7, 2021, unless extended or earlier terminated by the Company (such time and date, as the same may be extended or earlier terminated, the “Expiration Time”). In order to be eligible to receive the Total Consideration (as described below) for tendered Notes, holders must validly tender and not validly withdraw their Notes prior to 5:00 p.m., New York City time, on December 22, 2020, unless extended or earlier terminated by the Company (such time and date, as the same may be extended or earlier terminated, the “Early Tender Deadline”).

The tender offer is subject to the satisfaction or waiver of certain conditions as described in the Offer to Purchase, including (1) the receipt of at least $300 million in aggregate gross proceeds from one or more offerings of debt securities on terms reasonably acceptable to the Company, and (2) certain general conditions, in each case as described in more detail in the Offer to Purchase. If any of the conditions are not satisfied, the Company may terminate the tender offer and return tendered Notes, may waive unsatisfied conditions and accept for payment and purchase all validly tendered Notes, may extend the tender offer or may otherwise amend the tender offer.

The “Total Consideration” for each $1,000 principal amount of Notes validly tendered and not validly withdrawn and accepted for purchase pursuant to the tender offer will be an amount equal to $1,016.00, payable in cash to holders that validly tender their Notes prior to the Early Tender Deadline, plus accrued and unpaid interest.

The Total Consideration set forth above includes an “Early Tender Payment” of $30.00 per $1,000 principal amount of Notes, payable only to holders that validly tender and do not validly withdraw their Notes prior to the Early Tender Deadline. Holders of Notes validly tendered after the Early Tender Deadline will not receive an Early Tender Payment.

Notes validly tendered prior to the Early Tender Deadline may be validly withdrawn at any time prior to the Early Tender Deadline. Notes validly tendered prior to the Early Tender Deadline may not be validly withdrawn after the Early Tender Deadline. If the Offer is fully subscribed as of the Early Tender Deadline, Holders who validly tender Notes after the Early Tender Deadline will not have any of their Notes accepted for purchase.

Notes may be subject to proration if the aggregate principal amount of Notes validly tendered and not validly withdrawn would cause the Maximum Tender Amount to be exceeded. In the event any tendered Notes are not accepted for purchase due to proration, they will be promptly returned or credited to the Holder’s account. Notes purchased pursuant to the Tender Offer will be cancelled.

The complete terms and conditions of the tender offer are set forth in the Offer to Purchase and the Letter of Transmittal that are being sent to holders of the Notes. Holders are urged to read the Offer to Purchase and the Letter of Transmittal carefully when they become available.

The Company has engaged Morgan Stanley & Co. LLC to act as Dealer Manager for the tender offer. Persons with questions regarding the tender offer should contact Morgan Stanley & Co. LLC toll-free at (800) 624-1808 or collect at (212) 761-1057. Requests for documents should be directed to D.F. King & Co., Inc., the Tender and Information Agent for the tender offer, at (212) 269-5550 (for banks and brokers) or (800) 870-0653 (for noteholders) or by email at ftai@dfking.com.

This press release is for informational purposes only and is not a notice of redemption under the optional redemption provisions of the indenture (and supplement thereto) governing the Notes nor an offer to purchase or a solicitation of an offer to purchase with respect to any of the Notes. The tender offer is being made pursuant to the tender offer documents, including the Offer to Purchase that the Company is distributing to holders of the Notes. The tender offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities or other laws of such jurisdiction. None of the Company, the Dealer Manager, the Tender and Information Agent or their respective affiliates is making any recommendation as to whether or not holders should tender all or any portion of their Notes in the tender offer.

About Fortress Transportation and Infrastructure Investors LLC

Fortress Transportation and Infrastructure Investors LLC owns and acquires high quality infrastructure and equipment that is essential for the transportation of goods and people globally. FTAI targets assets that, on a combined basis, generate strong and stable cash flows with the potential for earnings growth and asset appreciation. FTAI is externally managed by an affiliate of Fortress Investment Group LLC, a leading, diversified global investment firm.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the Company’s control. The Company can give no assurance that its expectations will be attained and such differences may be material. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the Company’s website (www.ftandi.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based. This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

For further information, please contact:

Alan Andreini
Investor Relations
Fortress Transportation and Infrastructure Investors LLC
(212) 798-6128
aandreini@fortress.com